As filed with the Securities and Exchange Commission on May 26, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Solazyme, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2860	33-1077078
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard

South San Francisco, CA 94080

(650) 780-4777

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jonathan S. Wolfson

Chief Executive Officer

Solazyme, Inc.

225 Gateway Boulevard

South San Francisco, CA 94080

(650) 780-4777

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Alan F. Denenberg Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000	Jeffrey D. Saper Allison B. Spinner Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  333-172790

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, par value $0.001 per share	1,150,000	$18.00	$20,700,000	$2,403.27

(1)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-172790).
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

Incorporation by Reference of Registration Statement on Form S-1, File No. 333-172790

Solazyme, Inc. (the “Company”) hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-172790) declared effective on May 26, 2011 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

Exhibits

The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

25.1	Powers of Attorney (included on signature page of and exhibits 24.1, 24.2 and 24.3 to the Registration Statement on Form S-1, File No. 333-172790)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 26th day of May, 2011.

SOLAZYME, INC.

By:	/s/ Tyler W. Painter
Name: Tyler W. Painter
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

Signature	Title	Date

/s/ Jonathan S. Wolfson Jonathan S. Wolfson	Chief Executive Officer and Director (Principal Executive Officer)	May 26, 2011

/s/ Tyler W. Painter Tyler W. Painter	Chief Financial Officer (Principal Financial and Accounting Officer)	May 26, 2011

* Michael V. Arbige	Director	May 26, 2011

* Ian T. Clark	Director	May 26, 2011

* Harrison F. Dillon	Director, President and Chief Technology Officer	May 26, 2011

* Jerry Fiddler	Chairman of the Board	May 26, 2011

* William D. Lese	Director	May 26, 2011

* Ann Mather	Director	May 26, 2011

* Daniel H. Miller	Director	May 26, 2011

*By:	/s/ Tyler W. Painter
Attorney-in-fact

EXHIBITS

Exhibit Number	Description

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

25.1	Powers of Attorney (included on signature page of and exhibits 24.1, 24.2 and 24.3 to the Registration Statement on Form S-1, File No. 333-172790)